APPENDIX A

                                     AGREEMENT

             THIS AGREEMENT ("Agreement") is made as of the 15th day of October, 1993 by and among each of the individuals listed on Schedule I hereto (each, a "Seller" and together, "Sellers"), and Burnup & Sims Inc., a Delaware corporation with principal offices at One North University Drive, Fort Lauderdale, Florida 33324 ("Burnup").

             WHEREAS, Sellers own among them 1,000 shares of common stock, par value $1.00 per share, of Church & Tower, Inc., a Florida corporation ("CT"), constituting 100% of the outstanding shares of capital stock of CT ("CT Shares"), and 100 shares of common stock, par value $10.00 per share, of Church & Tower of Florida, Inc., a Florida corporation ("CTF"), constituting 100% of the outstanding shares of capital stock of CTF ("CTF Shares", and together with the CT Shares, the "Shares"); and

             WHEREAS, Burnup desires to purchase, and Sellers desire to sell, all of the Shares on the terms and subject to the conditions set forth herein;

             NOW, THEREFORE, the parties, intending to be legally bound and in consideration of the mutual covenants and conditions contained herein, agree as follows:

                                     ARTICLE I
                            SALE AND PURCHASE OF SHARES

             Section 1.1 Sale and Purchase of Shares. On the terms and subject to the conditions set forth in this Agreement, and on the basis of the representations and warranties made by Burnup and Sellers contained herein, Sellers, jointly and severally, agree to sell, assign and transfer to Burnup, and Burnup agrees to purchase from Sellers, on the Closing Date (as defined in Section 1.4) all of the Shares (the "Acquisition").

             Section 1.2 Exchange Consideration. In full consideration for the Shares, Burnup will deliver to the Sellers on the Closing Date, in the proportions set forth in Schedule I, such number of shares of the common stock of Burnup, par value $.10 per share, as the parties hereto shall agree in writing on or before November 4, 1993, free and clear of all Liens (as defined in Section 2.2). All shares of common stock delivered to Sellers pursuant hereto shall hereinafter be referred to as the "Burnup Shares."

             Section 1.3 Plan of Reorganization; Accounting Treatment. This Agreement shall serve as a "plan of reorganization" within the meaning of
   Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"). The parties hereto acknowledge that the transactions contemplated herein shall be treated as a business combination under the purchase method of accounting for financial reporting purposes.

             Section 1.4 Closing. The closing ("Closing") of the Acquisition shall take place at the offices of White & Case located at 200 South Biscayne Boulevard, Miami, Florida, at 10:00 A.M., on the business day, not later than January 31, 1994, immediately following the later to occur of (x) the due approval by the stockholders of Burnup of this Agreement, the transactions contemplated hereby and all other matters set forth in the Proxy Statement (as defined in Section 2.8) submitted to the stockholders of Burnup for their consideration and vote or (y) termination or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or at such other date or time as the parties hereto shall mutually agree in writing. The date of Closing shall hereinafter be referred to as the "Closing Date."


                                     ARTICLE II
                     REPRESENTATIONS AND WARRANTIES OF SELLERS

             Sellers, jointly and severally, represent and warrant to Burnup as of the date hereof and as of the Closing Date as follows:

             Section 2.1 Organization. Each of CT and CTF is a corporation duly organized, validly existing and in good standing under the laws of Florida and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Except as set forth in Section 2.1 of the disclosure schedule delivered by

   Sellers to Burnup dated the date hereof (the "Disclosure Schedule"), each of CT and CTF is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. Sellers have heretofore delivered to Burnup accurate and complete copies of the Articles of Incorporation and By-Laws of each of CT and CTF, as currently in effect.

             Section 2.2 Capitalization. The authorized capital stock of CT consists solely of 5,000 shares of common stock. The authorized capital stock of CTF consists solely of 10,000 shares of common stock. The CT Shares constitute all of the issued and outstanding shares of common stock of CT, and the CTF Shares constitute all of the issued and outstanding shares of common stock of CTF. All of the Shares are validly issued, fully paid and nonassessable. Except as set forth in Section 2.2 of the Disclosure Schedule, there are no preemptive rights, subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other agreements or commitments of any character obligating either CT or CTF to issue, transfer, sell, purchase or redeem any of its securities. Each Seller owns the number of CT Shares and CTF Shares set forth opposite his name on
   Section 2.2 of the Disclosure Schedule free and clear of all claims, liens, mortgages, pledges, security interests, assessments, restrictions, encumbrances or charges of any kind (collectively "Liens"). There are no voting trusts or other agreements or understandings to which any Seller is a party or by which any Seller is bound with respect to the voting of his Shares except as set forth in Section 2.2 of the Disclosure Schedule.

             Section 2.3 Subsidiaries. Except as set forth in Section 2.3 of the Disclosure Schedule, CT and CTF have no subsidiaries or equity investments in any corporation, association, partnership, joint venture or other entity or person (collectively, "Person").

             Section 2.4 Authority Relative to this Agreement. Each Seller has full power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each Seller, and constitutes a valid and binding agreement of each Seller, enforceable in accordance with its terms.

             Section 2.5 Consents and Approvals; No Violations. Except for the HSR Act and except as set forth in Section 2.5 of the Disclosure Schedule, no filing with, and no permit, authorization, consent or approval of, any court, or Federal, state, local or foreign administrative, governmental or quasi-governmental body ("Governmental Entity"), is necessary in connection with the execution and delivery by Sellers of this Agreement or the consummation by Sellers of the transactions contemplated by this Agreement. Except as set forth in Section 2.5 of the Disclosure Schedule, neither the execution and delivery by Sellers of this Agreement nor the consummation by Sellers of the transactions contemplated hereby nor compliance by Sellers with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Articles of Incorporation or By-Laws of CT or CTF, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under or require consent under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which CT, CTF or any Seller is a party or by which any of them or any of their properties or assets may be bound or (iii) subject to making the filings and obtaining the permits, authorizations, consents and approvals referred to in the preceding sentence, violate any order, writ, injunction, decree, statute, treaty, rule or regulation applicable to CT, CTF, each Seller or any of their properties or assets.

             Section 2.6 Financial Statements. Sellers have heretofore furnished copies of the following financial information of CT and CTF (collectively, the "Financial Statements") to Burnup: (a) the audited balance sheets and statements of operations, cash flows and changes in stockholders' equity (including the notes thereto) for CTF as of and for the fiscal years ended December 31, 1992, 1991 and 1990; (b) the audited consolidated balance sheets and statements of operations, cash flows and changes in stockholders' equity (including the notes thereto) for CT as of and for the fiscal years ended December 31, 1992, 1991 and 1990; (c) the unaudited balance sheets and statements of operations for CTF as of and for the six months ended June 30, 1993 and 1992; (d) the unaudited consolidated balance sheets and statements of operations for CT as of and for the six months ended June 30, 1993 and 1992; (e) the audited combined balance sheets and statements of operations, cash flows and changes in stockholders' equity (including the notes thereto) as of and for the fiscal years ended December 31, 1992, 1991 and 1990 for CT and CTF; and (f) the unaudited combined balance sheets and statements of operations as of and for the six months ended June 30, 1993 and 1992 for CT and CTF. Except as set forth in Section
   2.6 of the Disclosure Schedule, each of the balance sheets (including the notes thereto) included in the Financial Statements fairly presents the financial position of CT or CTF or the combined financial position of CT and CTF, as the case may be, as of the respective dates thereof, and the other related statements (including the notes thereto) included therein fairly present the results of operations and the changes in financial position of CT or CTF or the combined results of operations and changes in financial position of CT and CTF, as the case may be, for the respective fiscal years (or interim periods), except, in the case of interim financial statements, for year-end audit adjustments, consisting only of normal recurring accruals which individually and in the aggregate are not material. Each of the financial statements (including the notes thereto) included in the Financial Statements has been prepared in accordance with generally accepted accounting principles and practices consistently applied during the periods involved, except as otherwise noted therein. Except as set forth in Section 2.6 of the Disclosure Schedule, CT and CTF have maintained their books of account in the usual, regular and ordinary manner in accordance with generally accepted accounting principles applied on a consistent basis. Except as set forth in
   Section 2.6 of the Disclosure Schedule, since June 30, 1993, no material adverse change has occurred in the assets or liabilities, condition, financial or otherwise, or business or in the results of operations or prospects of CT or CTF.

             Section 2.7 No Undisclosed Liabilities. Except as and to the extent set forth in the audited balance sheets for the fiscal year ended December 31, 1992 and the unaudited balance sheets for the period ended June 30, 1993, included in the Financial Statements, neither CT nor CTF had at December 31, 1992 or June 30, 1993 any material liabilities required by generally accepted accounting principles to be reflected on such balance sheets. Except as and to the extent set forth in Section 2.7 of the Disclosure Schedule or disclosed in the unaudited balance sheets for the period ended June 30, 1993, included in the Financial Statements, neither CT nor CTF has incurred any liabilities (absolute, accrued, contingent or otherwise) since June 30, 1993, except liabilities incurred in the ordinary course of business consistent with past practice, or in connection with effecting the transactions contemplated hereby.

             Section 2.8 Information in Disclosure Documents. None of the information supplied in writing by Sellers to Burnup for inclusion or incorporation by reference in the proxy statement relating to the meeting of Burnup's stockholders, to be held in connection with the Acquisition (the "Proxy Statement") will, at the time the Proxy Statement is mailed to stockholders of Burnup and at the time of the meeting of stockholders of Burnup to be held in connection with the Acquisition or any adjournment of such meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

             Section 2.9 No Default. Except as set forth in Section 2.9 of the Disclosure Schedule, neither CT nor CTF is in default or violation (and no event has occurred which, with the giving of notice, the lapse of time or the occurrence of any other event, would constitute a default or violation) of any term, condition or provision of (i) its Articles of Incorporation or By-Laws, (ii) any note, bond, mortgage, indenture or other obligation to which CT or CTF is a party or by which it or any of its properties or assets may be bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to CT or CTF.

             Section 2.10 Litigation. Except as set forth in Section 2.10 of the Disclosure Schedule, there is no action, suit, administrative, judicial or arbitral proceeding, review or investigation pending or, to the best knowledge of Sellers, threatened, at law or in equity, or before any Governmental Entity, which, if adversely determined, could involve a liability to CT or CTF in excess of $200,000, or which could materially and adversely affect the right or ability of CT or CTF to carry on its business as now conducted or to consummate the transactions contemplated hereby.

             Section 2.11 Compliance with Applicable Law. Except as set forth in Section 2.11 of the Disclosure Schedule, none of Sellers, CT and CTF is in violation of, or has violated within the last three years, any applicable provisions of any laws (including, without limitation, the Federal and state securities laws), statutes, ordinances or regulations in any material respect or any term of any judgment, decree, injunction or order outstanding against them, or any of them, which violation would have a material adverse effect on the financial condition of CT or CTF.

             Section 2.12  Taxes.

             (a) Except as set forth in Section 2.12 of the Disclosure Schedule, CT and CTF have filed, with the appropriate Governmental Entities, within the times and in the manner required by law, all Tax Returns (as defined in Section 2.12(d)), required to be filed by or with respect to them and each of them up to and including the date hereof and have maintained all material records with respect to Taxes (as defined in Section 2.12(c)). Such Tax Returns reflect accurately all liabilities for Taxes of CT and CTF for the periods covered thereby. With respect to all taxable periods prior to the date hereof, CT and CTF have paid all Taxes shown to be due on their Tax Returns and have paid all Taxes required to be paid to the Internal Revenue Service (the "IRS") or any other taxing authority (each constituting a "Taxing Authority") and, to the extent required by generally accepted accounting principles, have set up adequate accruals on the Financial Statements for the payment of all Taxes which have accrued but are not yet payable. Neither CT nor CTF has any tax liability which could result in any Lien hereafter being imposed on any of its assets. Except as set forth in
   Section 2.12 of the Disclosure Schedule, there are no Liens with respect to Taxes upon any of the properties or assets, real, personal or mixed, tangible or intangible, of CT or CTF except Liens for current Taxes not yet due.
   There are no audits of any Tax Returns of CT or CTF by any Taxing Authority currently in progress. Except as disclosed in Section 2.12 of the Disclosure Schedule, neither CT nor CTF has received any written notice of deficiency or assessment or proposed deficiency or assessment from any Taxing Authority which has not been paid. Except as set forth in Section 2.12 of the Disclosure Schedule, there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax Returns required to be filed by CT or CTF.

             (b) None of Sellers has any tax liability which could result in any Lien hereafter being imposed on any of the Shares.

             (c) As used in this Agreement, "Taxes" is defined to include all taxes, charges, fees, levies or other assessments imposed by any Federal, state, local or foreign Taxing Authority, including, without limitation, income, capital, excise, property, sales, transfer, employment, payroll, withholding and franchise taxes and all interest, penalties or additions attributable to or imposed on or with respect to such assessments.

             (d) As used in this Agreement, "Tax Return" is defined as any return, report, information return, or other document (including any related or supporting information) filed or required to be filed with any Federal, state, local, or foreign Taxing Authority in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to Taxes.

             Section 2.13 Employee Benefit Plans. (a) List of Plans. Set forth in Section 2.13 of the Disclosure Schedule is a true and complete list of all domestic and foreign: (i) "employee benefit plans," within the meaning of Section 3(3) of the Employee Retirement Income Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder ("ERISA"); (ii) bonus, stock option, stock purchase, restricted stock, incentive, profit-sharing, deferred compensation, active, retiree or former employee medical, life, disability or accident benefits (whether or not insured), accrued leave, vacation, sick pay, sick leave, supplemental retirement or unemployment benefit plans, programs, arrangements or practices; and (iii) employment, termination, and severance contracts or agreements, whether or not any such plans, programs, arrangements, contracts, agreements or practices (referred to in clause (i), (ii) or (iii)) are in writing or are otherwise exempt from the provisions of ERISA, established, maintained or contributed to (or with respect to which an obligation to contribute has been undertaken) by CT or CTF (including, for this purpose and for the purpose of all of the representations in this Section 2.13, all employers (whether or not incorporated) which by reason of common control are treated together with CT and CTF as a single employer within the meaning of
   Section 414 of the Code) since September 2, 1974 ("Employee Benefit Plans").

             (b) Status of Plans. Except as set forth in Section 2.13 of the Disclosure Schedule, each Employee Benefit Plan has at all times been maintained and operated in substantial compliance with its terms and the requirements of all applicable laws, including, without limitation, ERISA and the Code. Except as set forth in Section 2.13 of the Disclosure Schedule, no complete or partial termination of any Employee Benefit Plan has occurred or is expected to occur. Neither CT nor CTF has any commitment, or understanding to create, modify or terminate any Employee Benefit Plan. Except as required by applicable law, no condition or circumstance exists that would prevent the amendment or termination of any Employee Benefit
   Plan. No event has occurred and no condition or circumstance has existed that could result in a material increase in the benefits under or the expense of maintaining any Employee Benefit Plan from the level of benefits or expense incurred for the most current fiscal year thereof.

   Except as set forth in Section 2.13 of the Disclosure Schedule, neither
   CT nor CTF (i) is or has ever been a party to, contributed to, or had a legal obligation with respect to a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, or (ii) is a party to, or maintains or contributes to, any employee benefit plan subject to Title IV of ERISA and/or Section 412 of the Code.

             (c) Liabilities. No Employee Benefit Plan subject to Section 412 or 418B of the Code or Section 302 of ERISA has incurred any accumulated funding deficiency within the meaning of Section 412 or 418B of the Code or
   Section 302 of ERISA, respectively, or has applied for or obtained a waiver from the IRS of any minimum funding requirement under Section 412 of the Code. Neither CT nor CTF has incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") in connection with any Employee Benefit Plan covering any employees or former employees of CT or CTF, including any liability under Section 4069 or 4212(c) of ERISA or any penalty imposed under
   Section 4071 of ERISA, or ceased operations at any facility or withdrawn from any such Employee Benefit Plan in a manner which could subject it to liability under Section 4062, 4063 or 4064 of ERISA, or knows of any facts or circumstances that might give rise to any liability of CT or CTF to the PBGC under Title IV of ERISA that could reasonably be anticipated to result in any claims being made against Burnup by the PBGC.

             Neither CT nor CTF maintains any Employee Benefit Plan which is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code) that has not been administered and operated in all respects in compliance with the applicable requirements of Section 601 of ERISA and
   Section 4980B(f) of the Code and neither CT nor CTF is subject to any liability, including, without limitation, additional contributions, fines, penalties or loss of tax deduction as a result of such administration and operation. Neither CT nor CTF maintains any Employee Benefit Plan (whether qualified or nonqualified within the meaning of Section 401(a) of the Code) providing for retiree health and/or life benefits and having unfunded liabilities. Neither CT nor CTF maintains any Employee Benefit Plan which is an "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) that has provided any "disqualified benefit" (as such term is defined in Section 4976(b) of the Code) with respect to which an excise tax could be imposed.

             Neither CT nor CTF has any unfunded liabilities pursuant to any Employee Benefit Plan that is not intended to be qualified under Section 401(a) of the Code.

             Neither CT nor CTF has incurred any liability for any tax or excise tax arising under Section 4977, 4978, 4978B, 4979, 4980 or 4980B of the Code, and no event has occurred and no condition or circumstance has existed that could give rise to any such liability.

             There are no actions, suits or claims pending, or, to the best knowledge of Sellers, threatened, anticipated or expected to be asserted against any Employee Benefit Plan or the assets of any such plan (other than routine claims for benefits and appeals of denied routine claims). No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B,
   Part 5 of ERISA is pending, threatened, anticipated, or expected to be asserted against CT or CTF or any fiduciary of any Employee Benefit Plan, in any case with respect to any Employee Benefit Plan. No Employee Benefit Plan or any fiduciary thereof has been the direct or indirect subject of an audit, investigation or examination by any governmental or quasi-governmental agency.

             (d) Contributions. Full payment has been made of all amounts which CT or CTF is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which CT or CTF is a party, to have paid as contributions thereto as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the date hereof. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any governmental entity, and to the best knowledge of Sellers, no event has occurred and no condition or circumstance has existed that could give rise to any such challenge or disallowance. CT and CTF have made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of any Employee Benefit Plan or related agreements. Benefits under all Employee Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

             (e) Tax Qualification. Each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined to be so qualified by the IRS. Each trust established in connection with any Employee

   Benefit Plan which is intended to be exempt from Federal income taxation under Section 501(a) of the Code has been determined to be so exempt by the IRS. Since the date of each most recent determination referred to in this paragraph (e), no event has occurred and no condition or circumstance has existed that resulted or is likely to result in the revocation of any such determination or that could adversely affect the qualified status of any such Employee Benefit Plan or the exempt status of any such trust.

             (f) Transactions. Neither CT nor CTF nor any of their respective directors, officers, employees or, to the best knowledge of Sellers, other Persons who participate in the operation of any Employee Benefit Plan or related trust or funding vehicle, has engaged in any transaction with respect to any Employee Benefit Plan or breached any applicable fiduciary respon-sibilities or obligations under Title I of ERISA that would subject any of them to a tax, penalty or liability for prohibited transactions under ERISA or the Code or would result in any claim being made under, by or on behalf of any such Employee Benefit Plan by any Person with standing to make such claim.

             (g) Triggering Events. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, do not constitute a triggering event under any Employee Benefit Plan, policy, arrangement, statement, commitment or agreement, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in benefits to any employee or former employee or director of CT or CTF. Except as set forth in Section
   2.13 of the Disclosure Schedule, no Employee Benefit Plan provides for the payment of severance benefits upon the termination of an employee's employment.

             (h) Documents. Sellers have delivered or caused to be delivered to Burnup and their counsel true and complete copies of all material documents in connection with each Employee Benefit Plan, including, without limitation (where applicable): (i) all Employee Benefit Plans as in effect on the date hereof, together with all amendments thereto, including, in the case of any Employee Benefit Plan not set forth in writing, a written description thereof; (ii) all current summary plan descriptions, summaries of material modifications, and material communications; (iii) all current trust agreements, declarations of trust and other documents establishing other funding arrangements (and all amendments thereto and the latest financial statements thereof); (iv) the most recent Internal Revenue Service determination letter obtained with respect to each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code or exempt under
   Section 501(a) of the Code; (v) Form 5500 for each of the last three years for each Employee Benefit Plan required to file such Form; (vi) the most recently prepared financial statements; and (vii) all contracts relating to each Employee Benefit Plan, including, without limitation, service provider agreements, insurance contracts, annuity contracts, investment management agreements, subscription agreements, participation agreements, and recordkeeping agreements.

             Section 2.14  Employee Relations.  Except as set forth in Section
   2.14 of the Disclosure Schedule, neither CT nor CTF is a party to or subject to any collective bargaining agreements. Except as set forth in Section 2.14 of the Disclosure Schedule, no representation question exists respecting the employees of CT or CTF. No controversies, disputes or proceedings are pending or threatened between CT or CTF, on the one hand, and their employees (singly or collectively), on the other hand. CT and CTF currently comply in all material respects with the applicable laws, rules and regulations relating to employment and employment practices and have not and are not engaged in any unfair labor practice. Except as set forth in Section 2.14 of the Disclosure Schedule, neither CT nor CTF have received any notice alleging the failure to comply in any material respect with any such laws, rules or regulations.

             Section 2.15 Material Agreements and Contracts. Section 2.15 of the Disclosure Schedule contains a true and complete list of all written agreements, contracts, contract rights, guarantees and commitments, and all amendments thereto, to which either CT or CTF is a party and not disclosed in any other section of the Disclosure Schedule, which are material to the business of CT and CTF as presently conducted or the performance of which by any party thereto will involve consideration in an amount or fair market value in excess of $250,000. Each such contract or agreement is in full force and effect, and, to the best knowledge of Sellers, no party to any such contract or other agreement is in default thereunder, nor does any event, occurrence, condition or act exist which, with the giving of notice, the lapse of time or the occurrence of any other event or condition, would constitute a default thereunder.

             Section 2.16 Real Property; Leases. Section 2.16 of the Disclosure Schedule lists all real property owned by CT or CTF (the "Owned Real Property") or leased by CT or CTF as lessee or lessor (the "Leased Real Property"). Except as set forth on Section 2.16, each of CT and CTF has good and marketable title to the Owned Real Property free and clear of all Liens other than such Liens as would not affect the marketability of such title. All leases with respect to the Leased Real Property are in full force and effect. Except as set forth in Section 2.16 of the Disclosure Schedule, CT and CTF are in compliance in all material respects with the terms of any such lease and, to the best knowledge of Sellers, there exists no default under each such lease or event, occurrence, condition or act which, with the giving of notice, the lapse of time or the occurrence of any other event or condition, would become a default under any such lease; and no waiver or indulgence has been granted by the lessor under any such lease. Except as set forth in Section 2.16 of the Disclosure Schedule, neither CT nor CTF has received or been served with any notice of condemnation or other taking by way of eminent domain with respect to any of the Owned Real Property or Leased Real Property. The current use by CT and CTF of the Owned Real Property and the Leased Real Property complies in all material respects with all applicable zoning laws and building ordinances. All buildings and structures owned or leased by CT or CTF are in good operating condition and in a state of good maintenance and repair, and are adequate and suitable in all material respects for the purposes for which they are presently used.

             Section 2.17 Title to and Condition of Certain Personal Property. The personal property reflected in the balance sheet of each of CT and CTF at June 30, 1993, comprise all of the personal property owned by CT and CTF, as the case may be, and used in connection with the operation of their businesses (the "Personal Property") as now conducted, except for personal property sold or retired in the ordinary course of business consistent with past practice. Except as set forth in Section 2.17 of the Disclosure Schedule, CT or CTF, as the case may be, has good and marketable title to all Personal Property free and clear of all Liens. All such Personal Property is in good operating condition and in a state of good maintenance and repair, normal wear and tear excepted, and is adequate and suitable for the purposes for which it is presently used.

             Section 2.18 Insurance. Section 2.18 of the Disclosure Schedule sets forth a true and complete list and brief description of all policies of insurance (including all bonding arrangements) owned or held by CT and CTF.

   Such policies, with respect to their amounts and types of coverage, are adequate to insure against all material risks to which CT or CTF is normally exposed in the operation of their businesses and against which it is customary to insure. Since June 30, 1993, there has not been any material adverse change in the relationship between CT and CTF, on the one hand, and their respective insurers, on the other hand.

             Section 2.19  Environmental Matters.  Except as disclosed in
   Section 2.19 of the Disclosure Schedule, neither CT nor CTF has been alleged to be in violation of, or has been subject to any administrative or judicial proceeding pursuant to, any laws or regulations governing the generation, use, collection, discharge or disposal of Hazardous Materials (as defined below) either now or at any time during the past three years. Except as disclosed in Section 2.19 of the Disclosure Schedule, each of CT and CTF has complied in all material respects with all Environmental Laws (as defined below) except those Environmental Laws the noncompliance with which would not have a material adverse effect on the financial condition of CT or CTF. For purposes of this Section 2.19 and Section 3.19, "Hazardous Materials" shall mean materials defined as "hazardous substances", "hazardous wastes" or "solid wastes" in (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601-9657, and any amendments thereto ("CERCLA"), (ii) the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901-6987 and any amendments thereto ("RCRA"), and (iii) any similar Federal, state or local environmental statute (together with CERCLA and RCRA, the "Environmental Laws").

             Section 2.20 Disclosure. Neither this Agreement, nor any certificate delivered in accordance with the terms hereof nor any document or statement in writing which is delivered by or on behalf of Sellers to Burnup or any of their representatives or agents in connection with the transactions contemplated hereby, when taken as a whole, contains an untrue statement of a material fact, or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

             Section 2.21 Finders' Fees. There is no broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, CT, CTF or Sellers who might be entitled to any fee or commission from any Person in connection with the transactions contemplated by this Agreement.

             Section 2.22 Licenses and Permits. CT and CTF have obtained and maintain all licenses and permits required to be obtained or maintained by CT and CTF to operate their respective businesses in any material respect in the manner presently conducted.

             Section 2.23 Powers of Attorney and Suretyships. Section 2.23 of the Disclosure Schedule contains a true and complete list showing (a) the names of all Persons holding powers of attorney from CT and CTF and a summary statement of the material terms thereof and (b) the names of all Persons standing in the position of surety to, or otherwise holding rights of subrogation against, CT and CTF under a performance, surety or other bond or similar instrument and a summary statement of the material terms thereof.

             Section 2.24  Intellectual Property.  Except as set forth in
   Section 2.24 of the Disclosure Schedule, CT and CTF own all right, title and interest in the Intellectual Property (as defined below) necessary to the operation of their respective businesses. To the extent set forth in Section
   2.24 of the Disclosure Schedule, each item of Intellectual Property has been duly registered with, filed in, or issued by the appropriate domestic or foreign governmental agency, and each such registration, filing and issuance remains in full force and effect. Except as set forth in Section 2.24 of the Disclosure Schedule, no claim adverse to the interests of CT and CTF in the Intellectual Property has been, to the best knowledge of Sellers, threatened or asserted, and no Person has infringed or otherwise violated CT's or CTF's rights in any of the Intellectual Property. For purposes of this Section
   2.24 and Section 3.25, "Intellectual Property" means domestic and foreign patents and patent applications, registered and unregistered trademarks, service marks, trade names, registered and unregistered copyrights, computer programs, data bases, trade secrets and proprietary information.

             Section 2.25 Acquisition as Investment. Each of Sellers is acquiring the Burnup Shares for his own account and for investment, and not with a view to, or for sale in connection with, any distribution of Burnup Shares.


                                    ARTICLE III
                           REPRESENTATIONS AND WARRANTIES
                                     OF BURNUP

             Burnup represents and warrants to each Seller as of the date hereof and as of the Closing Date as follows:

             Section 3.1 Organization. Burnup is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Burnup is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. Burnup has heretofore delivered to Sellers accurate and complete copies of the Certificate of Incorporation and By-Laws, as currently in effect, of Burnup.

             Section 3.2 Capitalization. The authorized capital stock of Burnup consists solely of 25,000,000 shares of common stock, par value $.10 per share, and 5,000,000 shares of preferred stock, par value $1.00 per share (the "Preferred Stock"). On September 1, 1993, there were 8,768,339 shares of common stock issued and outstanding and no shares of Preferred Stock issued and outstanding. All the issued and outstanding shares of common stock are validly issued, fully paid and nonassessable. Except as set forth in Section 3.2 of the disclosure schedule delivered by Burnup to Sellers dated the date hereof (the "Burnup Disclosure Schedule") and the Burnup SEC Reports (as defined in Section 3.6), there are no preemptive rights, subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other agreements or commitments of any character obligating Burnup to issue, transfer, sell, purchase or redeem any of its securities. Except as set forth in Section 3.2 of the Burnup Disclosure Schedule and the Burnup SEC Reports, since July 31, 1993, Burnup has not issued any shares of its capital stock or any other securities exchangeable or exercisable for or convertible into shares of capital stock of Burnup, except shares issuable upon the exercise of the options described in
   Section 3.2 of the Burnup Disclosure Schedule.

             Upon approval by the Board of Directors of Burnup, the Burnup Shares to be issued on the Closing Date will be reserved for issuance in accordance with the provisions of this Agreement. Upon issuance and delivery to Sellers in accordance with this Agreement, the Burnup Shares shall constitute legally and validly authorized and issued, fully paid and nonassessable shares, free and clear of all Liens.

             Section 3.3 Subsidiaries and Investments. All direct or indirect subsidiaries of Burnup (each, a "Burnup Subsidiary" and together, the "Burnup Subsidiaries") and all equity investments of Burnup or any Burnup Subsidiary in any other Person are set forth in Section 3.3 of the Burnup Disclosure Schedule. Each Burnup Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation (as set forth in such Schedule), has all requisite corporate power to own, lease and operate its properties and to carry on its business as now conducted and is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it make such qualification or licensing necessary, except where the lack of such qualification or licensing would not have a material adverse effect on the financial condition of Burnup and the Burnup Subsidiaries, taken as a whole. Burnup has heretofore delivered to CT and CTF accurate and complete copies of the Certificate of Incorporation and By-Laws, as currently in effect, of each of the Burnup Subsidiaries.

             Section 3.4 Authority Relative to this Agreement. Subject to approval by the Board of Directors and stockholders of Burnup, Burnup has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Upon approval by the Board of Directors and stockholders of Burnup, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will be duly and validly authorized by Burnup and no other corporate proceedings on the part of Burnup will be necessary to authorize this Agreement or to consummate the transactions so contemplated. Upon such approval, this Agreement will be duly and validly executed and delivered by Burnup and will constitute a valid and binding agreement of Burnup, enforceable against it in accordance with its terms.

             Section 3.5 Consents and Approvals; No Violations. Except for applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the HSR Act and, except as set forth in Section 3.5 of the Burnup Disclosure Schedule, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity, is necessary in connection with the execution and delivery by Burnup of this Agreement or the consummation by Burnup of the transactions contemplated by this Agreement. Except as set forth in Section 3.5 of the Burnup Disclosure Schedule, neither the execution and delivery of this Agreement by Burnup, nor the consummation by Burnup of the transactions contemplated hereby or by the NBC Agreement (as defined in Section 7.1(d)) nor compliance with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-Laws of Burnup,
   (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under or require consent under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Burnup is a party or by which it or any of its properties or assets may be bound or (iii) subject to making the filings and obtaining the permits, authorizations, consents and approvals referred to in the preceding sentence, violate any order, writ, injunction, decree, statute, treaty, rule or regulation applicable to Burnup, or any of its properties or assets.

             Section 3.6 Reports. Burnup has filed all required forms, reports and documents with the Securities and Exchange Commission ("SEC") for its immediately preceding three fiscal years and the period ended July 31, 1993 (collectively, the "Burnup SEC Reports"), all of which, when filed, complied in all material respects with all applicable requirements of the Securities Act (as defined in clause (a) of Article VI) and the Exchange Act and the rules and regulations promulgated thereunder. None of the Burnup SEC Reports, when made, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Except as set forth in
   Section 3.6 of the Burnup Disclosure Schedule, and except as set forth in the Burnup SEC Reports, each of the balance sheets (including the related notes) included in the Burnup SEC Reports fairly presents the consolidated financial position of Burnup and the Burnup Subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included therein fairly present the consolidated results of operations and the changes in consolidated financial position of Burnup and the Burnup Subsidiaries for the respective periods indicated therein, except, in the case of interim financial statements, for year-end audit adjustments, consisting only of normal recurring accruals which individually and in the aggregate are not material. Except as set forth in the Burnup SEC Reports, each of the financial statements (including the related notes) included in the Burnup SEC Reports has been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein. Burnup has maintained its books of account in the usual, regular and ordinary manner in accordance with generally accepted accounting principles applied on a consistent basis. Except as set forth in Section 3.6 of the Burnup Disclosure Schedule, since July 31, 1993, no material adverse change has occurred in the assets or liabilities, condition, financial or otherwise, or business or in the results of operations or prospects of Burnup and the Burnup Subsidiaries, taken as a whole.

             Section 3.7 No Undisclosed Liabilities. Except as and to the extent set forth in Burnup's audited balance sheet for the fiscal year ended April 30, 1993 and the unaudited July 31, 1993 balance sheet (the "Burnup Balance Sheets"), neither Burnup nor any of the Burnup Subsidiaries had at April 30, 1993 or July 31, 1993 any material liabilities required by generally accepted accounting principles to be reflected on a consolidated balance sheet of Burnup and the Burnup Subsidiaries. Except as and to the extent set forth in Section 3.7 of the Burnup Disclosure Schedule or disclosed in the Burnup Balance Sheets, neither Burnup nor any Burnup Subsidiary has incurred any liabilities (absolute, accrued, contingent or otherwise) since July 31, 1993, except liabilities incurred in the ordinary course of business consistent with past practice, or in connection with effecting the transactions contemplated hereby.

             Section 3.8 Information in Disclosure Documents. None of the information included or incorporated by reference in the Proxy Statement (other than information supplied in writing by or on behalf of Sellers in accordance with Section 2.8) will, at the time it is mailed to stockholders of Burnup and at the time of the meeting of stockholders of Burnup to be held for the purpose of voting upon the Acquisition or any adjournment of such meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Proxy Statement will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, except that no representation is made by Burnup with respect to statements made therein based on information supplied by or on behalf of any Seller in writing for inclusion or incorporation by reference in the Proxy Statement.

             Section 3.9 No Default. Except as set forth in the Burnup SEC Reports or Section 3.9 of the Burnup Disclosure Schedule, neither Burnup nor any Burnup Subsidiary is in default or violation (and no event has occurred which, with the giving of notice, the lapse of time or the occurrence of any other event, would constitute a default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or By-Laws, (ii) any note, bond, mortgage, indenture or other obligation to which Burnup or any Burnup Subsidiary is a party or by which it or any of its properties or assets may be bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to Burnup or any Burnup Subsidiary.

             Section 3.10 Litigation. Except as disclosed in the Burnup SEC Reports or in Section 3.10 of the Burnup Disclosure Schedule, there is no action, suit, administrative, judicial or arbitral proceeding, review or investigation pending or, to the best knowledge of Burnup, threatened, at law or in equity, or before any Governmental Entity, which, if adversely determined, could involve a liability to Burnup or any Burnup Subsidiary in excess of $200,000, or which could materially and adversely affect the right or ability of Burnup or any Burnup Subsidiary to carry on its businesses as now conducted or to consummate the transactions contemplated hereby.

             Section 3.11 Compliance with Applicable Law. Except as set forth in Section 3.11 of the Burnup Disclosure Schedule, neither Burnup nor any Burnup Subsidiary is in violation of, or has violated within the last three years, any applicable provisions of any laws (including, without limitation, Federal and state securities law), statutes, ordinances or regulations in any material respect or any term of any judgment, decree, injunction or order outstanding against them, or any of them, which violation would have a material adverse effect on the financial condition of Burnup and the Burnup Subsidiaries, taken as a whole.

             Section 3.12 Taxes. Except as set forth in Section 3.12 of the Burnup Disclosure Schedule, Burnup and each of the Burnup Subsidiaries have filed with the appropriate Governmental Entities, within the times and in the manner required by law, all Tax Returns required to be filed by or with respect to them and each of them and have maintained all required records with respect to Taxes. Such Tax Returns reflect accurately all liability for Taxes of Burnup and the Burnup Subsidiaries for the periods covered thereby. With respect to all taxable periods prior to the date hereof, except as set forth in Section 3.12 of the Burnup Disclosure Schedule, Burnup and each Burnup Subsidiary have paid all Taxes shown to be due on their Tax Returns and all Taxes required to be paid on an estimated or installment basis to the IRS or any other Taxing Authority and, to the extent required by generally accepted accounting principles, have set up adequate accruals on the Burnup Balance Sheets for the payment of all Taxes which have accrued but are not yet payable by them or any of them. Neither Burnup nor any Burnup Subsidiary has any tax liabilities which could result in any Lien hereafter being imposed on any of its assets. There are no Liens with respect to Taxes upon any of the properties or assets, real, personal or mixed, tangible or intangible of Burnup or any Burnup Subsidiary, except Liens for current Taxes not yet due. Except as set forth in Section 3.12 of the Burnup Disclosure Schedule, there are no audits of any Tax Returns of Burnup or any Burnup Subsidiary by any Taxing Authority currently in progress. Except as disclosed in Section 3.12 of the Burnup Disclosure Schedule, neither Burnup nor any Burnup Subsidiary has received any written notice of deficiency or assessment or proposed deficiency or assessment from any Taxing Authority which has not been paid. Except as set forth in Section 3.12 of the Burnup Disclosure Schedule, there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax Returns required to be filed by Burnup or any Burnup Subsidiary.

             Section 3.13 Burnup Employee Benefit Plans. (a) List of Plans. Set forth in Section 3.13 of the Burnup Disclosure Schedule is a true and complete list of all domestic and foreign: (i) "employee benefit plans," within the meaning of Section 3(3) of ERISA; (ii) bonus, stock option, stock purchase, restricted stock, incentive, profit-sharing, deferred compensation, active, retiree or former employee medical, life, disability or accident benefits (whether or not insured), accrued leave, vacation, sick pay, sick leave, supplemental retirement or unemployment benefit plans, programs, arrangements or practices; and (iii) employment, termination, and severance contracts or agreements, whether or not any such plans, programs, arrangements, contracts, agreements or practices (referred to in clause (i), (ii) or (iii)) are in writing or are otherwise exempt from the provisions of ERISA, established, maintained or contributed to (or with respect to which an obligation to contribute has been undertaken) by Burnup or any Burnup Subsidiary (including, for this purpose and for the purpose of all of the representations in this Section 3.13, all employers (whether or not incor-porated) which by reason of common control are treated together with Burnup or any Burnup Subsidiary as a single employer within the meaning of Section 414 of the Code) since September 2, 1974 ("Burnup Employee Benefit Plan").

             (b) Status of Plans. Except as set forth in Section 3.13 of the Burnup Disclosure Schedule, each Burnup Employee Benefit Plan has at all times been maintained and operated in substantial compliance with its terms and the requirements of all applicable laws, including, without limitation, ERISA and the Code. Except as set forth in Section 3.13, no complete or partial termination of any Burnup Employee Benefit Plan has occurred or is expected to occur. Neither Burnup nor any Burnup Subsidiary has any commitment, or understanding to create, modify or terminate any Burnup Employee Benefit Plan. Except as required by applicable law, no condition or circumstance exists that would prevent the amendment or termination of any Burnup Employee Benefit Plan. No event has occurred and no condition or circumstance has existed that could result in a material increase in the benefits under or the expense of maintaining any Burnup Employee Benefit Plan from the level of benefits or expense incurred for the 1993 Fiscal Year. Neither Burnup nor any Burnup Subsidiary (i) is or has ever been a party to, contributed to, or had a legal obligation with respect to a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, or (ii) is a party to, or maintains or contributes to, any employee benefit plan subject to Title IV of ERISA and/or Section 412 of the Code.

             (c)  Liabilities.  No Burnup Employee Benefit Plan subject to
   Section 412 or 418B of the Code or Section 302 of ERISA has incurred any accumulated funding deficiency within the meaning of Section 412 or 418B of the Code or Section 302 of ERISA, respectively, or has applied for or obtained a waiver from the IRS of any minimum funding requirement under
   Section 412 of the Code. Neither Burnup nor any Burnup Subsidiary has incurred any liability to the PBGC in connection with any Burnup Employee Benefit Plan covering any employees or former employees of Burnup or any Burnup Subsidiary, including any liability under Section 4069 or 4212(c) of ERISA or any penalty imposed under Section 4071 of ERISA, or ceased operations at any facility or withdrawn from any such Burnup Employee Benefit Plan in a manner which could subject it to liability under Section 4062, 4063 or 4064 of ERISA, or knows of any facts or circumstances that might give rise to any liability of Burnup or any Burnup Subsidiary to the PBGC under Title IV of ERISA that could reasonably be anticipated to result in any claims being made against Sellers or CT and CTF by the PBGC.

             Neither Burnup nor any Burnup Subsidiary maintains any Burnup Employee Benefit Plan which is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code) that has not been administered and operated in all respects in compliance with the applicable requirements of
   Section 601 of ERISA and Section 4980B(f) of the Code and neither Burnup nor any Burnup Subsidiary is subject to any liability, including, without limitation, additional contributions, fines, penalties or loss of tax deduction as a result of such administration and operation. Except as set forth in Section 3.13 of the Burnup Disclosure Statement, neither Burnup nor any Burnup Subsidiary maintains any Burnup Employee Benefit Plan (whether qualified or nonqualified within the meaning of Section 401(a) of the Code) providing for retiree health and/or life benefits and having unfunded liabilities. Except as set forth in Section 3.13 of the Burnup Disclosure Schedule, neither Burnup nor any Burnup Subsidiary maintains any Burnup Employee Benefit Plan which is an "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) that has provided any "disqualified benefit" (as such term is defined in Section 4976(b) of the Code) with respect to which an excise tax could be imposed.

             Except as set forth in Section 3.10 of the Burnup Disclosure Schedule, neither Burnup nor any Burnup Subsidiary has any unfunded liabilities pursuant to any Burnup Employee Benefit Plan that is not intended to be qualified under Section 401(a) of the Code.

             Neither Burnup nor any Burnup Subsidiary has incurred any liability for any tax or excise tax arising under Section 4977, 4978, 4978B, 4979, 4980 or 4980B of the Code, and no event has occurred and no condition or circumstance has existed that could give rise to any such liability.

             Except as set forth in Section 3.13 of the Burnup Disclosure Schedule, there are no actions, suits or claims pending, or, to the best knowledge of Burnup, threatened, anticipated or expected to be asserted against any Burnup Employee Benefit Plan or the assets of any such plan (other than routine claims for benefits and appeals of denied routine claims). No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending, threatened, anticipated, or expected to be asserted against Burnup or any Burnup Subsidiary or any fiduciary of any Burnup Employee Benefit Plan, in any case with respect to any Burnup Employee Benefit Plan. No Burnup Employee Benefit Plan or any fiduciary thereof has been the direct or indirect subject of an audit, investigation or examination by any governmental or quasi-governmental agency.

             (d) Contributions. Full payment has been made of all amounts which Burnup or any Burnup Subsidiary is required, under applicable law or under any Burnup Employee Benefit Plan or any agreement relating to any Burnup Employee Benefit Plan to which Burnup or any Burnup Subsidiary is a party, to have paid as contributions thereto as of the last day of the most recent fiscal year of such Burnup Employee Benefit Plan ended prior to the date hereof. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any governmental entity, and to the best knowledge of Burnup, no event has occurred and no condition or circumstance has existed that could give rise to any such challenge or disallowance. Burnup and the Burnup Subsidiaries have made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of any Burnup Employee Benefit Plan or related agreements. Benefits under all Burnup Employee Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

             (e) Tax Qualification. Each Burnup Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined to be so qualified by the IRS. Each trust established in connection with any Burnup Employee Benefit Plan which is intended to be exempt from Federal income taxation under Section 501(a) of the Code has been determined to be so exempt by the IRS. Since the date of each most recent determination referred to in this paragraph (e), no event has occurred and no condition or circumstance has existed that resulted or is likely to result in the revocation of any such determination or that could adversely affect the qualified status of any such Burnup Employee Benefit Plan or the exempt status of any such trust.

             (f) Transactions. Neither Burnup nor any Burnup Subsidiary nor any of their respective directors, officers, employees or, to the best knowledge of Burnup, other Persons who participate in the operation of any Burnup Employee Benefit Plan or related trust or funding vehicle, has engaged in any transaction with respect to any Burnup Employee Benefit Plan or breached any applicable fiduciary responsibilities or obligations under Title I of ERISA that would subject any of them to a tax, penalty or liability for prohibited transactions under ERISA or the Code or would result in any claim being made under, by or on behalf of any such Burnup Employee Benefit Plan by any Person with standing to make such claim.

             (g) Triggering Events. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, do not constitute a triggering event under any Burnup Employee Benefit Plan, policy, arrangement, statement, commitment or agreement, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in benefits to any employee or former employee or director of Burnup or any Burnup Subsid-iary. Except as set forth in Section 3.13 of the Burnup Disclosure Schedule, no Burnup Employee Benefit Plan provides for the payment of severance benefits upon the termination of an employee's employment.

             (h) Documents. Burnup has delivered or caused to be delivered to Sellers and their counsel true and complete copies of all material documents in connection with each Burnup Employee Benefit Plan, including, without limitation (where applicable): (i) all Burnup Employee Benefit Plans as in effect on the date hereof, together with all amendments thereto, including, in the case of any Burnup Employee Benefit Plan not set forth in writing, a written description thereof; (ii) all current summary plan descriptions, summaries of material modifications, and material communications; (iii) all current trust agreements, declarations of trust and other documents establishing other funding arrangements (and all amendments thereto and the latest financial statements thereof); (iv) the most recent Internal Revenue Service determination letter obtained with respect to each Burnup Employee Benefit Plan intended to be qualified under Section 401(a) of the Code or exempt under Section 501(a) of the Code; (v) Form 5500 for each of the last three years for each Burnup Employee Benefit Plan required to file such Form;
   (vi) the most recently prepared financial statements; and (vii) all contracts relating to each Burnup Employee Benefit Plan, including, without limitation, service provider agreements, insurance contracts, annuity contracts, investment management agreements, subscription agreements, participation agreements, and recordkeeping agreements.

             Section 3.14  Employee Relations.  Except as set forth in Section
   3.14 of the Burnup Disclosure Schedule, neither Burnup nor any Burnup Subsidiary is a party to any employment agreement or collective bargaining agreement. No representation question exists respecting the employees of Burnup or any Burnup Subsidiary. No controversies, disputes or proceedings are pending or threatened between Burnup or any Burnup Subsidiary, on the one hand, and any of its employees (singly or collectively), on the other hand. Burnup and the Burnup Subsidiaries currently comply in all material respects with all applicable laws, rules and regulations relating to employment or employment practices, and have not and are not engaged in any unfair labor practice. Except as set forth in Section 3.14 of the Burnup Disclosure Schedule, neither Burnup nor any Burnup Subsidiary has received any notice alleging that it has failed to comply in any material respect with any such laws, rules or regulations.

             Section 3.15 Material Agreements and Contracts. Section 3.15 of the Burnup Disclosure Schedule lists all written agreements, contracts, contract rights, guarantees and commitments and all amendments thereto, to which Burnup or any Burnup Subsidiary is a party and not disclosed in any other section of the Burnup Disclosure Schedule, which are material to the business of Burnup or any Burnup Subsidiary as presently conducted or the performance of which by any party thereto will involve consideration in an amount or fair market value in excess of $500,000. Each such contract or other agreement is in full force and effect, and, to the best knowledge of Burnup, no party to any such contract or other agreement is in default thereunder nor does any event, occurrence, condition or act exist which, with the giving of notice, the lapse of time or the occurrence of any other event or condition, would constitute a default thereunder.

             Section 3.16 Real Property; Leases. Section 3.16 of the Burnup Disclosure Schedule lists all real property owned by Burnup or any Burnup Subsidiary (the "Burnup Real Property") or leased by Burnup or any Burnup Subsidiary as lessee or lessor (the "Burnup Leased Property"). Except as set forth in Section 3.16 of the Burnup Disclosure Schedule, Burnup and/or one or more Burnup Subsidiaries, as the case may be, have good and marketable title to the Burnup Real Property free and clear of all Liens other than such Liens as would not affect the marketability of such title. All leases with respect to the Burnup Leased Property are in full force and effect. Except as set forth in Section 3.16 of the Burnup Disclosure Schedule, Burnup or the Burnup Subsidiaries are in compliance in all material respects with the terms of each such lease to which they or any of them is a party and, to the best knowledge of Burnup, there exists no default under each such lease or event, occurrence, condition or act which, with the giving of notice, the lapse of time or the occurrence of any other event or condition, would become a default under any such lease; and no waiver or indulgence has been granted by the lessor under any such lease. Except as set forth in Section 3.16 of the Burnup Disclosure Schedule, neither Burnup nor any Burnup Subsidiary has received or been served with any notice of condemnation or other taking by way of eminent domain with respect to any of the Burnup Real Property or Burnup Leased Property. The current use of the Burnup Real Property and the

   Burnup Leased Property complies in all material respects with all applicable zoning laws and building ordinances. All buildings and structures owned or leased by Burnup or any Burnup Subsidiary are in good operating condition and in a state of good maintenance and repair, and are adequate and suitable in all material respects for the purposes for which they are presently used.

             Section 3.17 Title to and Condition of Certain Personal Property. The personal property reflected in the Burnup Balance Sheets comprise all of the personal property owned by Burnup and used in connection with the operation of the businesses of Burnup and the Burnup Subsidiaries (the "Burnup Personal Property") as now conducted, except for personal property sold or returned in the ordinary course of business consistent with past practice. Except as set forth in Section 3.17 of the Burnup Disclosure Schedule, Burnup and the Burnup Subsidiaries have good and marketable title to all Burnup Personal Property free and clear of all Liens. All such Burnup Personal Property is in good operating condition and in a state of good maintenance and repair, normal wear and tear excepted, and is adequate and suitable for the purposes for which it is presently used.

             Section 3.18 Insurance. Section 3.18 of the Burnup Disclosure Schedule sets forth a true and complete list and brief description of all policies of insurance (including all bonding arrangements) owned or held by Burnup and the Burnup Subsidiaries. Except as set forth in Section 3.18 of the Burnup Disclosure Schedule, Burnup and the Burnup Subsidiaries have set up adequate reserves since July 31, 1993, so that, including all coverage provided by all policies of insurance owned and held by Burnup and the Burnup Subsidiaries, Burnup and the Burnup Subsidiaries are insured or reserved against all material risks to which Burnup or any Burnup Subsidiary is normally exposed in the operation of their businesses and against which it is customary to insure. Since July 31, 1993, there has not been any material adverse change in the relationship between Burnup or any Burnup Subsidiary, and their respective insurers.

             Section 3.19  Environmental Matters.  Except as disclosed in
   Section 3.19 of the Burnup Disclosure Schedule, neither Burnup nor any Burnup Subsidiary has been alleged to be in violation of, or has been subject to any administrative or judicial proceeding pursuant to, any laws or regulations governing the generation, use, collection, discharge or disposal of Hazardous Materials. Except as disclosed in Section 3.19 of the Burnup Disclosure Schedule, each of Burnup and the Burnup Subsidiaries has complied in all material respects with all Environmental Laws except for those Environmental Laws the noncompliance with which would not have a material adverse effect on Burnup and the Burnup Subsidiaries, taken as a whole.

             Section 3.20 Disclosure. Neither this Agreement, nor any certificate delivered in accordance with the terms hereof nor any document or statement in writing which is delivered by or on behalf of Burnup or any Burnup Subsidiary to Sellers or any of their representatives or agents in connection with the transactions contemplated hereby, when taken as a whole, contains an untrue statement of a material fact, or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

             Section 3.21 Finders' Fees. There is no broker, finder or other intermediary which has been retained by or is authorized to act on behalf of, Burnup or any affiliate thereof who might be entitled to any fee or commission from any Person in connection with any of the transactions contemplated by this Agreement.

             Section 3.22 Licenses and Permits. Burnup and each Burnup Subsidiary has obtained and maintains all licenses and permits required to be obtained or maintained by them or any of them to operate their respective businesses in any material respect in the manner presently conducted.

             Section 3.23 Powers of Attorney and Suretyships. Section 3.23 of the Burnup Disclosure Schedule contains a true and complete list showing (a) the names of all Persons holding powers of attorney from Burnup or any of the Burnup Subsidiaries and a summary statement of the material terms thereof and
   (b) the names of all Persons standing in the position of surety to, or otherwise holding rights of subrogation against, Burnup or any of the Burnup Subsidiaries under a performance, surety or other bond or similar instrument and a summary statement of the material terms thereof.

             Section 3.24 Inventory. The inventory reflected in the Burnup Balance Sheets, and those reflected on the books of Burnup and the Burnup Subsidiaries since the respective dates thereof are, except as set forth in
   Section 3.24 of the Burnup Disclosure Schedule, useable in the ordinary course of business or saleable in the ordinary course of business for at least the value at which such inventory is reflected on such Balance Sheets and books.

             Section 3.25  Intellectual Property.  Except as set forth in
   Section 3.25 of the Burnup Disclosure Schedule, Burnup and each Burnup Subsidiary own all right, title and interest in all Intellectual Property necessary to the operation of their respective businesses. To the extent set forth in Section 3.25 of the Burnup Disclosure Schedule, each item of Intellectual Property has been duly registered with, filed in, or issued by the appropriate domestic or foreign governmental agency, and each such registration, filing and issuance remains in full force and effect. Except as set forth on Section 3.25 of the Burnup Disclosure Schedule, no claim adverse to the interests of Burnup and the Burnup Subsidiaries in the Intellectual Property has been, to the best knowledge of Burnup, threatened or asserted. No Person has infringed or otherwise violated Burnup's or any Burnup Subsidiary's rights in any of the Intellectual Property.

             Section 3.26 Acquisition as Investment. Burnup is acquiring the Shares for its own account and for investment, and not with a view to, or for sale in connection with, any distribution of the Shares.


                                     ARTICLE IV
                                COVENANTS OF SELLERS

             During the period from the date of this Agreement and continuing until the Closing Date (except as otherwise indicated), Sellers, jointly and severally, covenant to Burnup, except as contemplated or permitted by this Agreement or as Burnup shall otherwise consent in writing (which consent shall not be unreasonably denied):

             Section 4.1 Conduct of Business. Each of CT and CTF shall carry on its businesses in the ordinary course consistent with past practice and use its best efforts to preserve intact its present business organization and preserve its relationships with its customers.

             Section 4.2 Dividends; Reclassification; and Redemptions. Except as set forth in Section 4.2 of the Disclosure Schedule, neither CT nor CTF shall (i) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or
   (iii) repurchase, redeem or otherwise acquire any of its securities.

             Section 4.3 Issuance of Securities. Neither CT nor CTF shall authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (including indebtedness having the right to vote) or equity equivalents (including, without limitation, stock appreciation rights), except upon the conversion or exercise of options, warrants and other rights currently outstanding, or amend any of the terms of any such securities or agreements in effect on the date hereof.

             Section 4.4 Articles of Incorporation and By-Laws. Neither CT nor CTF shall amend its Articles of Incorporation or By-Laws.

             Section 4.5 Assets. Neither CT nor CTF shall acquire, sell, lease, encumber, transfer or dispose of any assets except in the ordinary course of business consistent with past practice.

             Section 4.6 Indebtedness. Except as set forth in Section 4.6 of the Disclosure Schedule, neither CT nor CTF shall incur any indebtedness for borrowed money or guarantee any indebtedness except in the ordinary course of business in an aggregate amount not to exceed $250,000. Neither CT nor CTF shall issue or sell any debt securities or warrants or rights to acquire any debt securities of CT or CTF or guarantee (or become liable for) any debt of others or make any loans, advances or capital contributions or mortgage, pledge or otherwise encumber any material assets or create or suffer any material Lien thereupon except to secure permitted indebtedness.

             Section 4.7 Payment of Liabilities. Neither CT nor CTF shall pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities (i) reflected or reserved against in, or contemplated by, the financial statements (or the notes thereto) of CT and CTF as of June 30, 1993, (ii) incurred in the ordinary course of business consistent with past practice since June 30, 1993, or (iii) incurred in connection with effecting the transactions contemplated by this Agreement.

             Section 4.8 Accounting Practices. Neither CT nor CTF shall change any of the accounting principles or practices used by it (except as required by generally accepted accounting principles).

             Section 4.9 Material Rights. Neither CT nor CTF shall make or permit any amendment or termination of any material contract, agreement or license to which it is a party or by which its business may be bound otherwise than in the ordinary course of business consistent with past practice, or waive or release any material rights, whether or not in the ordinary course of business.

             Section 4.10 Capital Expenditures. CT and CTF shall not make or commit to make capital expenditures in the aggregate exceeding $250,000.

             Section 4.11  Employee Benefit Plans.  Except as set forth in
   Section 4.11 of the Disclosure Schedule, neither CT nor CTF shall (i) enter into, adopt, amend or terminate any employee benefit plan or any agreement, arrangement, plan or policy between itself and one or more of its directors, executive officers or employees, except as may be required by applicable law or (ii) increase in any manner the compensation or fringe benefits of any director, officer or employee (other than increases made in the ordinary course of business consistent with past practice) or pay any benefit not required by any such plan or arrangement.

             Section 4.12 No Solicitations. Sellers shall immediately cease and cause to be terminated any existing discussions or negotiations with any third parties conducted prior to the date hereof with respect to any merger, sale of a significant portion of the assets, recapitalization, sale of shares of capital stock or other extraordinary transaction (each, an "Acquisition Transaction") involving CT or CTF. Sellers shall not, and shall use their best efforts to ensure that none of their affiliates, officers, directors, representatives or agents shall, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) any Person or group (including any third parties referred to in the first sentence of this Section 4.12) to pursue any Acquisition Transaction (other than the transactions contemplated by this Agreement), provided that such persons may participate in negotiations with or furnish information to a third party (pursuant to a confidentiality agreement in form acceptable to the Board of Directors of CT and CTF), if the Board of Directors determines upon written opinion of counsel that such actions are required pursuant to the exercise of the Board's fiduciary duty under applicable law. Sellers shall promptly advise Burnup of any such inquiries or proposals initiated by others regarding an Acquisition Transaction.

             Section 4.13 Access to Information. During the period prior to the Closing Date, upon reasonable notice, CT and CTF shall afford to the officers, employees, accountants, counsel and other advisers of Burnup and the Burnup Subsidiaries (collectively "Representatives"), access, during normal business hours, to the officers, employees, accountants, counsel and other advisers of CT and CTF having knowledge of the operation of their businesses and to properties, books, contracts, commitments and records of CT and CTF; provided, however, that in conducting such activities, Burnup and the Burnup Subsidiaries shall not, and shall cause their Representatives not to, unduly interfere with the business and employees of CT and CTF. During such period, each of CT and CTF shall furnish promptly to Burnup and its Representatives all information concerning their businesses, properties and personnel as Burnup may reasonably request. Sellers also shall deliver to Burnup for inspection and copying by it and its Representatives, true and complete copies of all documents listed or described in the Disclosure Schedule, and all amendments, modifications, endorsements, and waivers thereof.

             Section 4.14 Books and Records. Each of CT and CTF will maintain its books of account and records in the ordinary course of business consistent with past practice.

             Section 4.15 Insurance. Each of CT and CTF will use its best efforts to maintain in full force and effect all polices of insurance now held by it or otherwise naming it as a beneficiary or a loss payee and shall inform Burnup of any notice of cancellation or non-renewal of any insurance policy or binder.

             Section 4.16 Leases. Neither CT nor CTF will enter into any real property lease or any personal property leases pursuant to which payments may be made by or to CT and/or CTF in an amount exceeding $250,000 in the aggregate, except in the ordinary course of business consistent with past practice.

             Section 4.17 Compliance with Applicable Laws. The business of each of CT and CTF will be conducted in compliance with all applicable laws, ordinances, rules, regulations, decrees and orders of all Governmental Entities.

             Section 4.18 Inconsistent Actions. Neither CT nor CTF shall take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue on the Closing Date.

             Section 4.19 Notification. Sellers shall promptly notify Burnup in writing if any Seller becomes aware of any misrepresentation, breach of warranty or non-fulfillment of any covenant made by CT or CTF and shall have a period of ten business days from the date on which such Seller became aware thereof to cure such defect; provided, however, that in no event shall the period for the cure of such defect extend beyond the Closing Date.

             Section 4.20 Retention of Shares. Sellers shall not, prior to the Closing Date, sell, assign, transfer, pledge, encumber or otherwise dispose of any of the Shares (or any interest therein) nor grant any options or similar rights with respect to any of the Shares.

             Section 4.21 Best Efforts. Subject to the terms and conditions of this Agreement, Sellers shall use their best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, the prompt preparation and filing of all forms, registrations and notices required to be filed by Sellers, CT or CTF to consummate the transactions contemplated hereby and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions and waivers by any Governmental Entity or other third party. Sellers shall promptly consult with Burnup with respect to, provide any necessary information with respect to and provide Burnup (or its counsel) copies of, all filings made by Sellers with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby. From and after the Closing Date, Sellers shall, from time to time, execute and deliver such further instruments of conveyance, assignment and transfer, and take or cause to be taken, such other action for the more effective conveyance, assignment and transfer of the Shares to Burnup and shall lend all reasonable assistance to Burnup to carry out the intentions and purposes of this Agreement.

             Section 4.22 HSR Filings. Sellers shall promptly prepare and file with the appropriate Governmental Entities all forms, applications and related material which may be required with respect to Sellers under the HSR Act in connection with the Acquisition and shall use their best efforts to obtain an early termination of the applicable waiting period.

             Section 4.23 Confidentiality. CT and CTF shall use all non-public information delivered by or on behalf of Burnup or any Burnup Subsidiary to Sellers or any of Sellers' Representatives (as defined in Section 5.13) solely for the purpose of evaluating the Acquisition and shall not disclose such information to any other Person or use such information for any other purpose, except as required by applicable law or legal process, without the prior written consent of Burnup. Sellers shall inform Sellers' Representatives of the confidential nature of such information and shall obtain the agreement of each such Sellers' Representative to maintain and use such confidential information in a manner consistent with the provisions of this Section 4.23. If this Agreement is terminated, Sellers will, and will cause Sellers' Representatives to, destroy or deliver to Burnup all documents, work papers and other materials containing any non-public information furnished by Burnup, any Burnup Subsidiary or any of their Representatives, whether obtained before or after the date of execution hereof.


                                     ARTICLE V
                                COVENANTS OF BURNUP

             During the period from the date of this Agreement and continuing until the Closing Date (except as otherwise indicated), Burnup covenants to Sellers that, except as contemplated or permitted by this Agreement or as Sellers shall otherwise consent in writing (which consent shall not be unreasonably denied):

             Section 5.1 Conduct of Business. Burnup and the Burnup Subsidiaries shall carry on their businesses in the ordinary course consistent with past practice and use their best efforts to preserve intact their present business organization and, except as otherwise set forth in
   Section 3.10 of the Burnup Disclosure Schedule, preserve their relationships with their customers.

             Section 5.2 Dividends; Reclassification; and Redemptions. Except as set forth in Section 5.2 of the Burnup Disclosure Schedule, neither Burnup nor any Burnup Subsidiary shall (i) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) repurchase, redeem or otherwise acquire any of its securities.

             Section 5.3 Issuance of Securities. Neither Burnup nor any Burnup Subsidiary shall authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (including indebtedness having the right to vote) or equity equivalents (including, without limitation, stock appreciation rights), except as required pursuant to the agreements and instruments in effect on the date hereof, including the issuance of common stock upon the exercise of Burnup stock options outstanding on the date of this Agreement.

             Section 5.4 Certificate of Incorporation and By-Laws. Neither Burnup nor any Burnup Subsidiary shall amend its Certificate of Incorporation, except to conform such document to Exhibit A attached hereto, or its By-Laws.

             Section 5.5 Assets. Neither Burnup nor any Burnup Subsidiary shall sell, lease, encumber, transfer or dispose of any assets except in the ordinary course of business consistent with past practice.

             Section 5.6 Indebtedness. Neither Burnup nor any Burnup Subsidiary shall incur any indebtedness for borrowed money or guarantee any indebtedness except in the ordinary course of business in an aggregate amount not to exceed $500,000. Neither Burnup nor any Burnup Subsidiary shall issue or sell any debt securities or warrants or rights to acquire any debt securities of Burnup or any Burnup Subsidiary or guarantee (or become liable for) any debt of others or make any loans, advances or capital contributions or mortgage, pledge or otherwise encumber any material assets or create or suffer any material Lien thereupon except to secure permitted indebtedness.

             Section 5.7 Payment of Liabilities. Burnup shall not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities (i) reflected or reserved against in the financial statements of Burnup as of July 31, 1993, (ii) incurred in the ordinary course of business consistent with past practice since July 31, 1993, or (iii) incurred in connection with effecting the transactions contemplated by this Agreement.

             Section 5.8 Accounting Practices. Neither Burnup nor any Burnup Subsidiary shall change any of the accounting principles or practices used by it (except as required by generally accepted accounting principles).

             Section 5.9  Capital Expenditures.  Except as set forth in Section
   5.9 of the Burnup Disclosure Schedule, Burnup and the Burnup Subsidiaries shall not make or commit to make capital expenditures (other than capitalized repairs) in the aggregate exceeding $500,000.

             Section 5.10 Material Rights. Neither Burnup nor any Burnup Subsidiary shall make or permit any amendment or termination of any material contract, agreement or license to which it is a party or by which its business may be bound otherwise that in the ordinary course of business consistent with past practice, or waive or release any material rights, whether or not in the ordinary course of business.

             Section 5.11 Burnup Employee Benefit Plans. Except as set forth in Section 5.11 of the Burnup Disclosure Schedule, neither Burnup nor any Burnup Subsidiary shall (i) enter into, adopt, amend or terminate any employee benefit plan or any agreement, arrangement, plan or policy between itself and one or more of its directors, executive officers or employees, except as may be required by applicable law or (ii) increase in any manner the compensation or fringe benefits of any director, officer or employee (other than increases made in the ordinary course of business consistent with past practice) or pay any benefit not required by any such plan or arrangement.

             Section 5.12 No Solicitations. Burnup and the Burnup Subsidiaries shall immediately cease and cause to be terminated any existing discussions or negotiations with any third parties conducted prior to the date hereof with respect to any Acquisition Transaction involving Burnup or any Burnup

   Subsidiary. Burnup and the Burnup Subsidiaries shall not, and shall use their best efforts to ensure that none of their affiliates, officers, directors, representatives or agents shall, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) any Person or group (including any third parties referred to in the first sentence of this Section 5.12) to pursue any Acquisition Transaction (other than the transactions contemplated by this Agreement), provided that such persons may participate in negotiations with or furnish information to a third party (pursuant to a confidentiality agreement in form acceptable to the Board of Directors of Burnup), if the Board of Directors determines upon written opinion of counsel that such actions are required pursuant to the exercise of its fiduciary duty under applicable law. Burnup shall promptly advise Sellers of any such inquiries or proposals initiated by others regarding an Acquisition Transaction.

             Section 5.13 Access to Information. During the period from the date hereof to the Closing Date, upon reasonable notice, Burnup and the Burnup Subsidiaries shall afford to the officers, employees, accountants, counsel and other advisers of Sellers (collectively "Sellers' Representatives"), access, during normal business hours, to the officers, employees, accountants, counsel and other advisers of Burnup and the Burnup Subsidiaries and to all of the properties, books, contracts, commitments and records of Burnup and the Burnup Subsidiaries; provided, however, that in conducting such activities, Sellers shall not, and shall cause Sellers' Representatives not to, unduly interfere with the business and employees of Burnup and the Burnup Subsidiaries. During such period, Burnup and the Burnup Subsidiaries shall furnish promptly to Sellers and Sellers' Representatives all information concerning their businesses, properties and personnel as Sellers may reasonably request. Burnup also shall deliver to Sellers for inspection and copying by Sellers and Sellers' Representatives, true and complete copies of all documents listed or described in the Burnup Disclosure Schedule, and all amendments, modifications, endorsements, and waivers thereof.

             Section 5.14 Books and Records. Burnup and the Burnup Subsidiaries shall maintain their books of account and records in the ordinary course of business consistent with past practice, and the minute books of each Burnup Subsidiary shall contain accurate records of all meetings of and corporate action taken by (including action taken by written consent) the stockholders and the Board of Directors thereof.

             Section 5.15 Insurance. Burnup and the Burnup Subsidiaries shall use their best efforts to maintain in full force and effect all policies of insurance now held by them or otherwise naming them as a beneficiary or a loss payee and shall inform Sellers of any notice of cancellation or non-renewal of any insurance policy or binder.

             Section 5.16 Leases. Neither Burnup nor any Burnup Subsidiary shall enter into any real property lease or any personal property leases pursuant to which payments may be made by or to Burnup and/or any Burnup Subsidiary in an amount exceeding $500,000 in the aggregate, except in the ordinary course of business consistent with past practice.

             Section 5.17 Compliance with Applicable Law. Burnup and the Burnup Subsidiaries shall conduct their businesses in compliance with all applicable laws, ordinances, rules, regulations, decrees and orders of all Governmental Entities.

             Section 5.18 Inconsistent Actions. Neither Burnup nor any Burnup Subsidiary shall take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue on the Closing Date.

             Section 5.19 Notification. Burnup shall promptly notify Sellers in writing if Burnup or any Burnup Subsidiary becomes aware of any misrepresentation, breach of warranty or non-fulfillment of any covenant made herein by Burnup or any Burnup Subsidiary and shall have a period of ten business days from the date on which Burnup or any Burnup Subsidiary became aware thereof to cure such defect, provided however, that in no event shall the period for the cure of such defect extend beyond the Closing Date.

             Section 5.20 Best Efforts. Subject to the terms and conditions of this Agreement, Burnup shall use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, the prompt preparation and filing of all forms, registrations and notices required to be filed by Burnup to consummate the transactions contemplated hereby and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions and waivers by any Governmental Entity or other third party. Burnup shall promptly consult with Sellers with respect to, provide any necessary information with respect to and provide Sellers (or their counsel) copies of, all filings made by Burnup with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby. From and after the Closing Date, Burnup shall, from time to time, execute and deliver such further instruments of conveyance, assignment and transfer, and take or cause to be taken, such other action for the more effective conveyance, assignment and transfer of the Burnup Shares to Sellers and shall lend all reasonable assistance to Sellers in order to carry out the intentions and purposes of this Agreement.

             Section 5.21 HSR Filings. Burnup shall promptly prepare and file with the appropriate Governmental Entities all forms, applications and related material which may be required with respect to Burnup under the HSR Act in connection with the Acquisition and shall use its best efforts to obtain an early termination of the applicable waiting period.

             Section 5.22 Stockholders Meeting. Burnup shall duly call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable, for the purpose of voting upon this Agreement and the transactions contemplated hereby. Burnup shall promptly prepare and file the Proxy Statement with the SEC, and shall distribute the Proxy Statement to its stockholders in a timely manner, and shall take such action as may be required to have the Proxy Statement cleared by the SEC as promptly as practicable, including, without limitation, responding promptly to any SEC comments with respect thereto. The Proxy Statement shall submit to Burnup's stockholders for their consideration and approval, to the extent required, this Agreement, the transactions contemplated hereby, the slate of Sellers' nominees to serve as members of the Board of Directors after the Closing, the amendment and restatement of the Certificate of Incorporation of Burnup, substantially in the form of Exhibit A attached hereto, and such other matters related to the Acquisition as Sellers shall reasonably request prior to November 1, 1993. Burnup shall, through its Board of Directors, recommend to its stockholders approval of all such matters contained in the Proxy Statement submitted to the stockholders for their consideration and vote, shall coordinate and cooperate with Sellers with respect to the timing of such meeting and shall use its best efforts to secure the approval of its stockholders of this Agreement and the transactions contemplated hereby, consistent with fiduciary duties under applicable law.

             Section 5.23 Stock Options. Burnup shall take such action as is necessary so that its 1976 Stock Option Plan and 1978 Stock Option Plan provide that each option to purchase Burnup Shares (an "Option") and each right to elect an alternate settlement method ("SAR") held by (i) any employee of Burnup who is terminated other than for just cause by Burnup at any time during the twelve (12) month period subsequent to the date hereof or who voluntarily terminates his employment on or prior to the Closing Date shall become immediately exercisable and vested, whether or not previously exercisable or vested, on the date of receipt by such employee of notice of termination of employment by Burnup or receipt by Burnup of notice of voluntary termination, as the case may be, and such employee shall, for a period of three months thereafter, have the right to exercise such Option or SAR, and (ii) any employee who is terminated for just cause, or who voluntarily terminates his employment subsequent to the Closing Date shall not become exercisable or vested except as currently provided under such plans. For purposes of this Section 5.23, "termination for just cause" shall include termination by reason of a material breach by the employee of his duties (after 10-day notice thereof and opportunity to cure), gross negligence, fraud or willful misconduct by the employee in the performance of his duties, excessive absences by the employee not related to illness, misappropriation by the employee of any assets of Burnup or any Burnup Subsidiary, commission by the employee of any crime involving moral turpitude and conviction of a felony.

             Section 5.24 Insurance and Indemnification of Officers and Directors. Neither Burnup nor any Burnup Subsidiary shall enter into any agreement obligating Burnup to procure liability insurance coverage for any of its officers and directors or to indemnify any such person except upon substantially the terms and conditions set forth in the form of agreement attached hereto as Exhibit B.

             Section 5.25 Legend. The certificates for the Burnup Shares shall bear the following legend:

             The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. Any offer, sale or transfer of such Shares may be made only if such Shares have been registered under the Securities Act of 1933, as amended, or an exemption from the registration requirements of such act is then applicable.

             Burnup may place appropriate stop transfer orders with its transfer agent with respect to the Burnup Shares. Burnup shall remove the foregoing legend at such time or times as the holder of such shares shall request consistent with requirements of applicable Federal securities law.

             Section 5.26 Confidentiality. Burnup and the Burnup Subsidiaries shall use all non-public information delivered by or on behalf of Sellers, CT or CTF to Burnup, any Burnup Subsidiary or any of their Representatives solely for the purpose of evaluating the Acquisition and shall not disclose such information to any other Person or use such information for any other purpose, except as required by applicable law or legal process, without the prior written consent of Sellers. Burnup and the Burnup Subsidiaries shall inform their Representatives of the confidential nature of such information and shall obtain the agreement of each such Representative to maintain and use such confidential information in a manner consistent with the provisions of this Section 5.26. If this Agreement is terminated, Burnup and the Burnup Subsidiaries will, and will cause their Representatives to, destroy or deliver to Sellers all documents, work papers and other materials containing any non-public information furnished by CT, CTF or any of their representatives, whether obtained before or after the date of execution hereof.

             Section 5.27 Board Meeting. Immediately following the Closing and the consummation of the NBC Transaction (as defined in Section 7.1(d)), the Board of Directors of Burnup shall hold a meeting, and shall elect the persons set forth in Section 5.27 of the Disclosure Schedule to the offices indicated and vote to expand the size of the Board from five to seven members. Prior to the conduct of any other business at the meeting, at least two members of the Board shall resign and the remaining members of the Board shall fill the resulting vacancies with the persons indicated on Section 5.27 of the Disclosure Schedule.


                                     ARTICLE VI
                     DEMAND AND PIGGY-BACK REGISTRATION RIGHTS

             (a) From and after six months after the Closing Date, Burnup shall register on two occasions such number of the Burnup Shares as Sellers and any of them shall request (which shall not be less than 1,000,000 Burnup Shares in the aggregate), provided that at the time of such request Sellers shall own in the aggregate at least 20% of the shares of Burnup common stock then outstanding. Burnup shall promptly prepare and file with the SEC a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and shall use its best efforts to cause such registration statement to be declared effective; provided, however, that Burnup may, upon written notice to Sellers, delay such registration for a period not to exceed 90 days if:

                  (i) Burnup shall have previously entered into an agreement or letter of intent contemplating an underwritten public offering on a firm commitment basis of its common stock or securities convertible into or exchangeable for common stock (Burnup having given Sellers prompt written notice of such prior agreement or letter of intent) and the managing underwriter of such proposed public offering advises Burnup in writing that in its opinion such proposed underwritten offering would be materially and adversely affected by a concurrent registered offering of the securities in question (such opinion to state the reasons therefor);

                  (ii) During the three-month period immediately preceding such notice, Burnup shall have entered into an agreement or letter of intent, which has not expired or otherwise terminated, contemplating a material business acquisition by Burnup or its affiliates whether by merger, consolidation, acquisition of assets, acquisition of securities or otherwise;

                  (iii) During the four-month period immediately preceding such notice, a registration statement of Burnup with respect to the sale of its common stock or securities convertible into or exchangeable for common stock shall have been declared effective and such registration statement shall not relate solely to the sale of common stock to employees or stockholders of Burnup pursuant to a dividend reinvestment plan or stock option plan or any similar plan;

                  (iv) Burnup is in possession of material nonpublic information that Burnup would be required to disclose in the registration statement and that is not, but for the registration, otherwise required to be disclosed at the time of such registration, the disclosure of which, in its good faith judgment, would have a material adverse effect on the business, operations, prospects or competitive position of Burnup and its subsidiaries, taken as a whole;

                  (v)  Burnup has a class of securities registered pursuant to
             Section 12 or 15 of the Exchange Act and in the written opinion of the managing underwriter of the underwritten public offering pursuant to which the securities were registered, or if none, of a firm of underwriters of national reputation, the registration of such securities would materially and adversely affect the market for the common stock (such opinion to state the reasons therefor); or

                  (vi)  Burnup has a class of securities registered pursuant to
             Section 12 of 15 of the Exchange Act and at the time of receipt of a written request for registration from Sellers, is engaged, or its Board of Directors has adopted by resolution a plan to engage in, any program for the purchase of shares of common stock or securities convertible into or exchangeable for shares of common stock and, in the opinion of counsel reasonably satisfactory to Sellers, the distribution of the common stock to be registered would cause such purchase of shares to be in violation of Rule 10b-6 under Section 10 of the Exchange Act.

   The registration statement filed by Burnup pursuant hereto shall comply in all material respects with all applicable requirements of the Securities Act and the rules and regulations promulgated thereunder. The registration rights granted under this clause (a) shall expire on the tenth anniversary of the Closing Date.

             (b) If, from and after six months after the Closing Date, Burnup shall contemplate the registration under the Securities Act of any offering of Burnup securities, Burnup shall give written notice thereof to Sellers within 60 days prior to the proposed filing of the registration statement relating to such securities, and shall provide Sellers with a copy of the proposed registration statement promptly upon its preparation. Burnup shall include such number of the Burnup Shares as the Sellers shall request in writing not later than 30 days after receipt of notice from Burnup (which number of Burnup Shares shall not be less than 50,000 in the aggregate); provided, however, that Burnup shall not be obligated to register pursuant hereto any Burnup Shares which may not be included under applicable Federal and state securities law; and further provided that if in the opinion of Burnup's underwriters for such offering, the inclusion of such Burnup Shares, when added to the securities being registered by Burnup, would exceed the maximum amount of Burnup's securities which could then be marketed at a price reasonably related to their then current market price or would materially and adversely affect the marketing of the entire offering, then Burnup shall include in the offering the maximum number of Burnup Shares which can be included without such adverse consequences consistent with the opinion of such underwriters. The registration rights granted under this clause (b) shall expire on the tenth anniversary of the Closing Date.

             (c) From and after the Closing Date, Burnup shall register or qualify such Burnup Shares as are registered under the Securities Act pursuant to clause (a) or (b) above in such jurisdictions of the United States as Sellers shall request, and shall continue such qualifications in effect so long as required for completion of the distribution and do any and all other acts and things as may be necessary or advisable to enable Sellers to sell such shares in such jurisdictions, provided that in connection therewith Burnup shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction.

             (d) Burnup shall bear all fees and expenses attendant to registering Burnup Shares pursuant to clauses (a), (b) and (c) above, except that Sellers shall pay the underwriting discounts and commissions relating to such Burnup Shares and all fees and expenses of legal counsel selected by Sellers to represent them in connection with such registration.

             (e) Burnup shall furnish Sellers with copies of all documents proposed to be filed in any registration of Burnup Shares pursuant to this
   Article VI.

             (f) Burnup shall indemnify, defend and hold Sellers harmless against any and all claims, losses, damages, costs and expenses (including reasonable attorneys' fees) suffered or incurred by Sellers in connection with the qualification or registration of Burnup Shares pursuant to this
   Article VI and offers for sale made by Sellers pursuant thereto, and, if indemnification is unavailable in respect of such claims, losses, damages, costs and expenses, contribute to the amount paid or payable by Sellers as a result thereof to the fullest extent permitted by applicable law.

   Notwithstanding anything in the foregoing to the contrary, Burnup shall not be obligated to indemnify, defend and hold Sellers harmless against, or contribute to, any claims, losses, damages, costs and expenses to the extent such claims, losses, damages, costs and expenses result from information supplied by or on behalf of any Seller in writing for inclusion or incorporation by reference in the applicable qualification or registration document.


                                    ARTICLE VII
                                     CONDITIONS

             Section 7.1 Conditions to Parties' Obligations to Consummate the Acquisition. The respective obligation of each party to consummate the Acquisition shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, unless waived by the parties hereto:

             (a) This Agreement, the NBC Agreement, the transactions contemplated hereby and thereby and all other matters set forth in the Proxy Statement shall have been duly approved by the Board of Directors (and, to the extent required, a committee of the Board of Directors) of Burnup and the stockholders of Burnup;

             (b) No action or proceeding shall have been instituted to restrain or prohibit any of the transactions contemplated hereby or by the NBC Agreement;

             (c) All consents and approvals required under the HSR Act and all other material consents and approvals required to be obtained to permit the consummation of the transactions contemplated hereby shall have been obtained;

             (d) The agreement between Burnup and National Beverage Corp., a Delaware corporation ("NBC"), in the form of Exhibit C attached hereto (the "NBC Agreement"), shall have been duly executed and delivered and shall not have been terminated or amended, and all conditions to the consummation of the transactions contemplated thereby (the "NBC Transaction") shall have been satisfied or waived to the satisfaction of Sellers, except the condition requiring the consummation of the Acquisition; and

             (e) Burnup shall have received the written opinion of PaineWebber Incorporated or another nationally recognized investment banker reasonably acceptable to Burnup and Sellers dated the date of the Proxy Statement substantially to the effect that the consideration to be received by Burnup in connection with each of the Acquisition and the NBC Transaction is fair to its stockholders from a financial point of view (other than NBC), and otherwise in form and substance reasonably satisfactory to Burnup.

             Section 7.2 Conditions of Obligations of Burnup. The obligations of Burnup to consummate the Acquisition are further subject to the satisfaction at or prior to the Closing Date of the following conditions, unless waived by Burnup:

             (a) No claim entitling Burnup to indemnification for misrepresentation or breach of warranty by Sellers, or any of them, pursuant to Section 10.1(a) shall have arisen;

             (b) Each Seller shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to have been performed or complied with by such person at or prior to the Closing Date;

             (c) Sellers shall have made or caused to be made all the deliveries to Burnup set forth in Section 8.1 hereof;

             (d) Burnup shall have received the written opinion of an investment banker reasonably acceptable to Burnup to the effect that the aggregate fair market value of CT and CTF exceeds $40 million, after giving effect to any dividends identified in the Disclosure Schedule;

             (e) No bankruptcy, reorganization, arrangement or insolvency proceedings or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors shall have been instituted by or against any Seller, CT or CTF, and none of them shall have applied for or consented to the appointment of a custodian, trustee or receiver for himself or itself; and

             (f) No material adverse change shall have occurred in the assets or liabilities, condition, financial or otherwise, or business or in the results of operations or prospects of CT or CTF.

             Section 7.3 Conditions to Sellers' Obligations to Consummate the Acquisition. The obligations of Sellers to consummate the Acquisition are further subject to the satisfaction at or prior to the Closing Date of the following conditions, unless waived by Sellers:

             (a) No claim entitling any Seller to indemnification for misrepresentation or breach of warranty by Burnup pursuant to Section 10.1(b) shall have arisen;

             (b) Burnup shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to have been performed or complied with by it at or prior to the Closing Date;

             (c) Burnup shall have made or caused to be made all the deliveries to Sellers set forth in Section 8.2 hereof;

             (d) Sellers shall have received on or before October 31, 1993, an opinion from Price Waterhouse or another nationally recognized independent accounting firm reasonably acceptable to the Sellers, in form and substance reasonably satisfactory to Sellers, to the effect that the transactions contemplated hereby will constitute a tax-free reorganization pursuant to
   Section 368(a)(1)(B) of the Code;

             (e) No bankruptcy, reorganization arrangement or insolvency proceedings or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors shall have been instituted by or against Burnup, any Burnup Subsidiary or NBC, and none of them shall have applied for or consented to the appointment of a custodian, trustee or receiver for itself; and

             (f) No material adverse change shall have occurred in the assets or liabilities, condition, financial or otherwise, or business or in the results of operations or prospects of Burnup and the Burnup Subsidiaries, taken as a whole.


                                    ARTICLE VIII
                                 CLOSING DELIVERIES

             Section 8.1 Deliveries by Sellers. Prior to or on the Closing Date, Sellers shall deliver or cause to be delivered to Burnup the following, in form and substance reasonably satisfactory to Burnup and its counsel:

             (a) Secretary's Certificate. A certificate, dated as of the Closing Date, containing a copy of the Articles of Incorporation and By-Laws of CT and CTF, together with all amendments thereto, certified by the Secretary or Assistant Secretary of each company, and a Certificate of Good Standing certified by an appropriate state official of the State of Florida;

             (b) Seller's Certificate. A certificate, dated as of the Closing Date, executed by each Seller certifying: (i) that the representations and warranties of such Seller contained in this Agreement are true and complete as of the Closing Date as though made on and as of such date, except for changes contemplated by this Agreement and (ii) that such Seller has, in all material respects, performed all of his obligations and complied with all of his covenants set forth in this Agreement to be performed and complied with by him on or prior to the Closing Date;

             (c) Share Certificates. Certificates evidencing the Shares, together with appropriate stock powers executed in blank; and

             (d) Opinion of Counsel. The opinion of Carlos & Abbott, P.A., counsel for Sellers, dated as of the Closing Date, substantially to the effect set forth in Exhibit D attached hereto.

             Section 8.2 Deliveries by Burnup. Prior to or on the Closing Date, Burnup shall deliver to Sellers the following, in form and substance reasonably satisfactory to Sellers and their counsel:

             (a) Secretary's Certificate. A certificate, dated as of the Closing Date, executed by Burnup's Secretary or Assistant Secretary: (i) certifying that the resolutions or proposals, as the case may be, attached to such certificate, were duly adopted by the Board of Directors and stockholders of Burnup, authorizing and approving the execution, delivery and performance of this Agreement and the NBC Agreement and that such resolutions remain in full force and effect; and (ii) providing, as attachments thereto, copies of the Certificate of Incorporation and By-Laws of Burnup, together with all amendments thereto, certified by such Secretary or Assistant

   Secretary, and a Certificate of Good Standing certified by an appropriate state official of the State of Delaware;

             (b) Officers' Certificate. A certificate, dated as of the Closing Date, executed by the Chief Executive Officer and Chief Financial Officer of Burnup certifying (i) that the representations and warranties of Burnup contained in this Agreement are true and complete as of the Closing Date as though made on and as of such date, (ii) that Burnup has, in all material respects, performed all of its obligations and complied with all of its covenants set forth in this Agreement to be performed or complied with by it on or prior to the Closing Date and (iii) that all conditions to the consummation of the NBC Transaction shall have been satisfied or waived, except the condition requiring the consummation of the Acquisition, which certification shall be supported by a certificate, dated as of the Closing Date, executed by the Chief Executive Officer of NBC, addressed to Burnup, to the same effect;

             (c) Share Certificates. Certificates evidencing the Burnup Shares as provided in Section 1.2; and

             (d) Opinion of Counsel. The opinion of Kirkpatrick & Lockhart, independent special counsel to Burnup, dated as of the Closing Date, substantially to the effect set forth in Exhibit E attached hereto.


                                     ARTICLE IX
                             TERMINATION AND AMENDMENT

             Section 9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of the matters presented in connection with the Acquisition by the stockholders of
   Burnup:

             (a)  by mutual written consent of Burnup and Sellers;

             (b) by Sellers on or prior to November 1, 1993, based upon their financial and legal due diligence in their sole and absolute discretion;

             (c) by Burnup on or prior to November 1, 1993, based upon its financial and legal due diligence in its sole and absolute discretion;

             (d) by Burnup if the Closing shall not have occurred on or before January 31, 1994 (unless the failure to consummate the Acquisition by such date shall have resulted primarily from Burnup breaching any warranty or covenant in this Agreement);

             (e) by Sellers if the Closing shall not have occurred on or before January 31, 1994 (unless the failure to consummate the Acquisition by such date shall have resulted primarily from any Seller breaching any warranty or covenant contained in this Agreement); and

             (f) by any party if the parties hereto shall not have agreed, on or before November 4, 1993, on the number of Burnup Shares to be exchanged pursuant to Section 1.2.

             Section 9.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1 hereof, this Agreement shall forthwith terminate without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders, other than any liability of any party then in breach pursuant to Section 10.4; provided, however that the provisions of this Section 9.2 and Sections 11.5 through 11.9, and the confidentiality provisions of Section 4.23 and 5.26, shall survive any such termination.

             Section 9.3 Amendment. This Agreement may be amended by Sellers and Burnup, at any time before or after approval of this Agreement and the transactions contemplated hereby by the stockholders of Burnup but, after such approval, no amendment shall be made which requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

             Section 9.4 Extension; Waiver. At any time prior to the Closing Date, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and
   (iii) waive compliance with any of the agreements or conditions contained herein. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence thereto. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No extension of time in which to perform and no waiver shall be valid against any party hereto, unless made in writing and signed by the party against whom enforcement of such extension of time or waiver is sought, and then only to the extent expressly specified therein.


                                     ARTICLE X
                                      REMEDIES

             Section 10.1  Indemnification.

             (a) Indemnification by Sellers. Sellers, jointly and severally, shall indemnify, defend and hold Burnup, each Burnup Subsidiary and their respective officers, directors, agents and representatives harmless from all claims, losses, damages, costs and expenses incurred by any of them, directly or indirectly, including, without limitation, all reasonable legal fees incurred in investigating, litigating (at trial or appellate level) or otherwise resolving any dispute (collectively, "Damages"), arising out of or in connection with any of the following:

                  (i) any misrepresentation or breach of any warranty made by any Seller in this Agreement or any certificate or document delivered to Burnup pursuant hereto;

                 (ii) any breach of any covenant, agreement or obligation to be performed by any Seller contained in this Agreement; or

                 (iii) any transfer taxes payable with respect to the transfer of the Shares to Burnup pursuant hereto.

             (b) Indemnification by Burnup. Burnup shall indemnify, defend and hold Sellers, CT, CTF and their respective officers, directors, agents and representatives harmless from all Damages incurred by any of them arising out of or in connection with any of the following:

                  (i) any misrepresentation or breach of any warranty made by Burnup in this Agreement or any certificate or document delivered to Sellers pursuant hereto; or

                 (ii) any breach of any covenant, agreement or obligation to be performed by Burnup contained in this Agreement.

             (c) Liability. For purposes of this Section 10.1, Sellers shall be deemed to have made a misrepresentation or to have breached a warranty only if the Damages suffered by Burnup as a result thereof shall exceed $1,000,000 and Burnup shall be deemed to have made a misrepresentation or to have breached a warranty only if the Damages suffered by Sellers shall exceed $2,750,000. Notwithstanding anything in the foregoing to the contrary, the aggregate liability of (a) Sellers under Section 10.1(a) shall be limited to the sum of $1,000,000 plus the aggregate fair market value of 350,000 Burnup Shares on the date of payment, which liability may be satisfied by delivery of Burnup Shares and (b) Burnup under Section 10.1(b) shall be limited to $2,500,000.

             (d) Survival of Obligations. The obligations of the parties hereto to indemnify, defend and hold harmless pursuant to this Article X shall survive the Closing and shall continue for as long as the representation, warranty, covenant, agreement or obligation giving rise to the obligation to indemnify shall survive pursuant hereto.

             Section 10.2 Third Party Claim Procedure. If a third party (including, without limitation, a Governmental Entity) asserts a claim against a party to this Agreement and indemnification in respect of such claim is sought under the provisions of this Article X by such party against another party to this Agreement, the indemnified party shall promptly (but not later than 15 business days prior to the time when an answer or other responsive pleading or notice with respect to the claim is required) give written notice to the indemnifying party of such claim. The indemnifying party shall have the right at its election to take over the defense or settlement of such claim by giving prompt written notice to the indemnified party at least five business days prior to the time when an answer or other responsive pleading or notice with respect thereto is required. If the indemnifying party makes such election, it may conduct the defense of such claim through counsel or representatives of its choosing (subject to the indemnified party's approval of such counsel or representatives, which approval shall not be unreasonably withheld), shall be responsible for the expenses of such defense, and shall be bound by the results of its defense or settlement of claim to the extent it produces Damages to the indemnified party. The indemnifying party shall not settle any such claim without prior notice to and consultation with the indemnified party and no such settlement involving any equitable relief or which might have a material and adverse effect on the indemnified party shall be agreed to without the written consent of the indemnified party. So long as the indemnifying party is diligently contesting any such claim in good faith, the indemnified party may pay or settle such claim only at its own expense. Within 20 business days after the receipt by the indemnifying party of written request made by the indemnified party at any time, the indemnifying party shall make financial arrangements reasonably satisfactory to the indemnified party, such as the posting of a bond or a letter of credit, to secure the payment of its obligations under this Article X in respect of such claims. If the indemnifying party does not make such election, or having made such election does not proceed diligently to defend such claim, or does not continue diligently to contest such claim, or does not make the financial arrangements described in the immediately preceding sentence, then the indemnified party may, upon 10 business days' written notice and at the expense of the indemnifying party, take over the defense of and proceed to handle such claim in its exclusive discretion and the indemnifying party shall be bound by any defense or settlement that the indemnified party may make in good faith with respect to such claim. The parties shall cooperate in defending such third party claims and the defending party shall have access to records, information and personnel in control of the other party or parties which are pertinent to the defense thereof.

             Section 10.3  Remedies Cumulative.  Except as otherwise provided in
   Section 10.4 and elsewhere herein, the rights and remedies expressly provided herein are cumulative and not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity. Nothing herein shall be construed to require any of the parties hereto to elect among remedies.

             Section 10.4 Failure to Close. If the transactions contemplated hereby are not consummated because any one or more of the conditions set forth in Sections 7.3(a), 7.3(b) and 7.3(c) shall not have been satisfied or waived or because Burnup fails to close, Burnup shall pay the sum of $500,000 to Sellers, provided that all of the conditions set forth in Sections 7.1 and
   7.2 shall have been satisfied or waived. If the transactions contemplated hereby are not consummated because any one or more of the conditions set forth in Sections 7.2(a), 7.2(b) and 7.2(c) shall not have been satisfied or waived or because any Seller fails to close, Sellers, jointly and severally, shall pay the sum of $500,000 to Burnup, provided that all of the conditions set forth in Sections 7.1 and 7.3 shall have been satisfied or waived. The parties hereto acknowledge that their damages resulting from a failure to close in the circumstances described in this Section 10.4 are impossible to determine as of the date hereof and that the sum of $500,000 is a reasonable estimate of such damages. In the event either party fails to consummate the transactions contemplated hereby, the other parties hereto shall have no rights or remedies on account of any misrepresentation, or breach of warranty or covenant by the defaulting party, other than as provided in this Section
   10.4 and in Section 11.7.


                                     ARTICLE XI
                                   MISCELLANEOUS

             Section 11.1 Survival of Representations and Warranties. All of the representations and warranties of the parties contained herein shall survive the Closing (even if the other parties knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and shall continue in full force and effect until December 31, 1994.

             Section 11.2 Notices. All notices and other communications hereunder shall be in writing (and shall be deemed given upon receipt) if delivered personally, sent by facsimile transmission (which is confirmed) or sent by prepaid air courier, or express mail, postage prepaid to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

             (a)  if to Burnup, to

             BURNUP & SIMS INC.
             One North University Drive
             Plantation, Florida 33324
             Attention: President
             Fax: (305) 475-8780

             with copies to:

             Clay Parker, Esq.
             Kirkpatrick & Lockhart
             Miami Center
             Suite 2000
             201 South Biscayne Boulevard
             Miami, Florida  33131
             Fax:  (305) 358-7095;

             and, in addition, after the Closing

             Nick A. Caporella
             IBS Partners, Ltd.
             3 River Way
             Suite 400
             Houston, Texas 77056

             ; and

             (b)  if to any Seller, to the attention of such Seller

             c/o Church & Tower
             10441 S.W. 187 Street
             Miami, Florida  33157
             Fax:  (305) 252-3574

             with copies to:

             Eliot C. Abbott, Esq.
             Carlos & Abbott, P.A.
             999 Ponce de Leon Blvd.
             Coral Gables, Florida  33134
             Fax:  (305) 443-8617.

             Section 11.3 Descriptive Headings. The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

             Section 11.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto.

             Section 11.5 Entire Agreement; Assignment. This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, successors and assigns of the parties hereto, provided, however, that this Agreement shall not be assigned by any party without the prior written consent of the other parties hereto.

             Section 11.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Florida without regard to any applicable principles of conflicts of law. Burnup agrees to the irrevocable designation of the Secretary of State of the State of Florida as its agent upon whom process against it may be served. Each of Sellers agrees to the irrevocable designation of Eliot C. Abbott as his agent upon whom process against him may be served. Each of the parties hereto agrees to personal jurisdiction in any action brought under this Agreement in any court, Federal or State, within the State of Florida having subject matter jurisdiction over such action. The parties to this Agreement agree that any suit, action, claim, counterclaim or proceeding arising out of or relating to this Agreement shall be instituted or brought in the United States District Court for the Southern District of Florida, or, in the absence of jurisdiction, the state court located in Dade County. Each party hereto waives any objection which it may have now or hereafter to the laying of the venue of any such suit, action, claim, counterclaim or proceeding, and irrevocable submits to the jurisdiction of any such court in any such suit, action, claim, counterclaim or proceeding.

             Section 11.7 Expenses. Except as otherwise provided in Section 10.4, the Sellers shall bear all of their expenses, and Burnup shall bear all of its expenses, incurred in the negotiation, documentation and consummation of the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of counsel, accountants and financial advisers. Except as otherwise provided in Article X, in the event of litigation between the parties hereto as to any matter arising under this Agreement or relating to the subject matter hereof, the prevailing party shall be entitled to recover from the other party or parties to the extent not recoverable under Article X all of its reasonable costs and expenses, including, without limitation, reasonable attorneys' fees, incurred in such litigation (including appellate litigation).

             Section 11.8 Publicity. The parties hereto agree that they will consult with each other concerning any proposed press release or public announcement pertaining to the Acquisition and shall not issue any press release or public announcement without the prior consent of the other party; provided, that nothing herein shall restrict any public announcement or other disclosure which a party deems in good faith to be required to be made by law or other applicable NASDAQ rule (in which case such party shall advise the other party prior to making the disclosure).

             Section 11.9 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

             Section 11.10 Construction. This Agreement has been prepared jointly by, and is the product of extensive negotiations between, the parties hereto, and, accordingly, shall not be interpreted more strictly against any one party.

             Section 11.11 Disclosure Schedules. The parties hereto may from time to time amend or supplement the information contained in their respective disclosure schedules delivered pursuant hereto at any time on or before October 25, 1993. Information disclosed in one or more sections of a disclosure schedule delivered pursuant hereto shall be deemed to be incorporated in the other sections thereof.

             Section 11.12 Memoranda of Understanding. Burnup hereby acknowledges that it has entered into a Memorandum of Understanding with each of Neff Rental, Inc., Neff Machinery, Inc., and Atlantic Real Estate Holdings Corp., each a Florida corporation, prior to the execution and delivery hereof.

             IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                 SELLERS:


                                  /s/ Jorge Mas Canosa
                                 ____________________________
                                 Name: Jorge Mas Canosa


                                  /s/ Jorge Mas
                                 ____________________________
                                 Name: Jorge Mas


                                  /s/ Juan Carlos Mas
                                 ____________________________
                                 Name: Juan Carlos Mas


                                  /s/ Ramon Mas
                                 ____________________________
                                 Name: Ramon Mas



   Attest:                       BURNUP & SIMS INC.

       /s/ Margaret M. Madden         /s/ Nick A. Caporella
   By: _____________________     By: _________________________
   Name: Margaret M. Madden      Name:  Nick A. Caporella
   Title: Vice President &       Title:  President & Chief
       Corporate Secretary         Executive Officer

                         SIGNATURE PAGE

                                     SCHEDULE I




        Jorge L. Mas        [Proportions to be provided].

        Jorge Mas, Jr.      [Proportions to be provided].

        Juan Carlos Mas     [Proportions to be provided].

        Jose Ramon Mas      [Proportions to be provided].